UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2018

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55187	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.
On October 9, 2018, Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”), publicly disclosed in a prospectus supplement to the prospectus for the Company’s public offering (the “Offering”) that it intends to make the following modifications to the Offering:

(1)	rename the Company’s Wrap Class Common Shares (“W Shares”) and Advisor Class Common Shares (“A Shares”) to Class D Common Shares and Class T Common Shares, respectively;

(2)	increase the number of classes of shares sold in the Offering from three to four by reclassifying a portion of its common stock as a new series of common shares called Class S Common Shares;

(3)
reduce the ongoing annual selling fees for W Shares (as renamed to Class D Common Shares) from 0.55% to 0.25% of the Company’s net asset value (“NAV”) for Class D Common Shares, for A Shares (as renamed to Class T Common Shares) from 1.05% to 0.85% of the Company’s NAV for Class T Common Shares and for Class I Common Shares from 0.25% to 0.00% of the Company’s NAV for Class I Common Shares, and reduce the total upfront selling fees payable with respect to the renamed Class T Common Shares from 3.75% to 3.00% of the offering price per share;

(4)	provide for upfront selling commissions of up to 1.50% of the offering price per share for Class D Common Shares sold through participating broker-dealers; and

(5)
impose a cap on the total selling fees payable with respect to all Class D, Class T and Class S Common Shares equal to 8.75% of the purchase price of the shares (or a lower limit set forth in any applicable agreement between the Company’s dealer manager and a participating broker-dealer).

Concurrent with these changes, the Company further intends to amend its advisory agreement with its advisor to:

(1)
modify the advisory fee payable to its advisor from an annualized amount equal to 0.90% of the NAV for each class of common stock to an annualized amount equal to 1.10% of the NAV for each class of common stock;

(2)
modify the annual performance fee that may be payable to the Company’s advisor effective January 1, 2019, to an amount equal to 12.5% of the annual total return in excess of a 5% return on stockholders’ capital for a class; and

(3)
for shares sold following the share modifications described above, increase the amount of the short-term trading fee, for which shares redeemed within 365 days of the date of purchase are subject, to 5% of the aggregate NAV per share of such shares redeemed.

Finally, concurrent with the effectiveness of the changes described above, we intend to change our name to CIM Income NAV, Inc., as well as the name of our operating partnership to CIM Income NAV Operating Partnership, LP.
The Company believes that these changes are in the best interest of its stockholders and will, among other things, generally reduce the aggregate selling fees paid by current and future stockholders. Further, the Company believes that these changes will result in greater access to capital to better achieve its investment objectives.
Management has been authorized to seek to make these changes and prepare amendments to various governance documents and agreements in order to enact the proposed changes. Any modification of the Offering is subject to regulatory approval.
Subject to receipt of necessary regulatory approvals, the Company currently anticipates that these changes will be effective, and the Company will begin accepting subscriptions for the renamed Class D Common Shares, Class T Common Shares and Class I Common Shares, as well as its new Class S Common Shares, on or about November 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2018	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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